                                                                    EXHIBIT 99.1

[MEADOWBROOK LOGO]

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

================================================================================

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031
         KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER LA, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159

================================================================================

                        MEADOWBROOK INSURANCE GROUP, INC.
                           REPORTS FIRST QUARTER 2004
                      NET OPERATING INCOME OF $3.3 MILLION

            EARNINGS PER DILUTED SHARE OF $0.11 UP FROM $0.09 IN 2003

                              SOUTHFIELD, MICHIGAN
                                   MAY 6, 2004

First Quarter Results:

Meadowbrook Insurance Group (NYSE: MIG) reported net operating income for the quarter ended March 31, 2004 of $3.3 million, or $0.11 per diluted share, compared to net operating income of $2.6 million, or $0.09 per diluted share, in 2003. The improvement in net operating income reflects the increase of net earned premium resulting from the controlled growth of premium in profitable programs written in 2003, continued rate increases, growth in agency commissions, and overall expense management.

"Our consistent and improving earnings pattern continues," commented Robert S. Cubbin, President and Chief Executive Officer of Meadowbrook. "The net operating income for the first quarter met our expectations and is in line with the full year estimates outlined during the 2003 year-end review. Our management team remains committed to maintaining underwriting discipline and is focused on growing our profitable specialty program and fee-for-service businesses."

During the quarter, gross written premium increased $12.3 million, or 17.8%, to $81.1 million from $68.8 million for the comparable period in 2003. This increase reflects the anticipated growth from premium rate increases, the conversion of existing controlled programs to the Company's underwriting subsidiary, the growth of existing programs coupled with the implementation of new programs with proven track records of profitability.

Revenues:

Revenues increased $20.2 million, or 45.5%, to $64.5 million for the quarter ended March 31, 2004, from $44.3 million for the comparable period in 2003.

Net earned premium increased $22.3 million, or 81.5%, to $49.7 million for the quarter ended March 31, 2004, from $27.4 million a year ago. This increase reflects the earnings pattern of programs written in the last three quarters of 2003, which include the conversion of a controlled managed program to the

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PRESS RELEASE                                                            PAGE 2
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Company's insurance subsidiaries, the impact of the previously announced renewal rights contract, the implementation of a public entity excess-liability program, and the impact of an overall 13.6% rate increase achieved in 2003.

As anticipated, net commissions and fees decreased $2.1 million, or 15.5%, to $11.3 million for the quarter. This decrease is primarily related to a reduction of $2.4 million in net fees from a managed program. These fees are now considered intercompany fees and, as such, are eliminated upon consolidation. Gross commissions and fees, before consolidation, increased $642,000, or 3.0%, to $22.0 million for the quarter.

Net investment income increased $244,000, or 7.3%, to $3.6 million for the quarter ended March 31, 2004, from $3.4 million for the comparable period in 2003. Average invested assets increased $41.4 million, or 14.3%, to $331.1 million in 2004, from $289.6 million for the comparable period in 2003. The increase in average invested assets reflects cash flows from underwriting activities, growth in gross written premium during 2003 and 2004, and $9.7 million in net proceeds received in conjunction with the junior subordinated debentures issued on September 30, 2003. This increase was partially offset by a decrease in the average investment yield to 4.4%, compared to 4.6% for the comparable period in 2003. The current pre-tax book yield is 4.2%. The decrease in investment yield reflects accelerated prepayments on mortgage-backed securities and reinvestment of cash flows in municipal bonds and other securities in an interest rate environment where macro interest rates are still relatively low.

Expenses:

Incurred losses increased $15.3 million, or 89.2%, to $32.5 million for the quarter ended March 31, 2004, from $17.2 million for the comparable period in 2003. The loss and loss adjustment expense ratio for the quarter ended March 31, 2004 was 70.2%, compared to 69.0% for the comparable period in 2003. The increase in the loss ratio reflects the impact of a $1.8 million increase in net ultimate loss estimates on prior accident years. This change relates to two specific claims in older accident years and a re-estimate of the ultimate losses in two single state programs. This increase in net ultimate loss estimates on prior accident years equals 0.9% of the Company's net loss and loss adjustment expense reserves of $192.0 million as of December 31, 2003 and was partially offset by continued rate increases and the growth of earned premium from profitable programs.

Commenting on the calendar year loss ratio, Mr. Cubbin stated: "We remain focused on the fundamentals of our business. Prior year reserves have remained relatively stable. The current accident year results reflect year-over-year improvement and are consistent with our expectations."

Salaries and employee benefits for the quarter ended March 31, 2004 increased $876,000, or 7.3%, to $12.8 million, from $11.9 million for the comparable period in 2003, due primarily to merit increases and performance-based variable compensation. These increases were partially offset by a slight decrease in staffing levels.

Policy acquisition and other underwriting expenses increased $3.8 million, or 101.3%, to $7.6 million for the quarter ended March 31, 2004, from $3.8 million for the comparable period in 2003. The GAAP expense ratio was 31.8% for the quarter ended March 31, 2004, compared to 36.5% for the quarter ended March 31, 2003. The decrease in the expense ratio reflects an overall improvement in gross commissions in relation to an increased net earned premium base and a decrease in insurance related assessments.

Other administrative expenses decreased $456,000, or 6.4%, to $6.6 million for the quarter ended March 31, 2004, from $7.1 million for the comparable period in 2003. This decrease is primarily attributable to a reduction in bad debt expense which was partially offset by an increase in accrued policyholder dividends.

PRESS RELEASE                                                            PAGE 3
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Interest expense increased $78,000, or 32.9%, to $315,000 for the quarter, from
$237,000 for the comparable period in 2003. Interest expense increased $136,000 related to the junior subordinated debentures that were issued on September 30, 2003. Partially offsetting this increase was a reduction in interest expense of $58,000, or 24.5%, to $179,000 in the first quarter of 2004 from $237,000 for the comparable period in 2003, associated with the Company's term loan and line of credit. This decrease reflects a lower average outstanding balance of $17.6 million during the quarter ended March 31, 2004, from $26.8 million for the comparable period in 2003 and an increase in the effective interest rate from 3.5% for the first quarter of 2003, to 4.1% for the comparable period of 2004. The increase in the effective interest rate is a result of the increase in the underlying Eurocurrency based rate. At March 31, 2004, the Company's debt-to-equity ratio was 14.4%, compared to 15.7% at December 31, 2003.

Other Matters:

Shareholders' equity increased to $160.3 million, or $5.52 per common share, at March 31, 2004, compared to $155.1 million, or $5.34 per common share, at December 31, 2003. The increase in shareholders' equity reflects year-to-date net income and unrealized appreciation of $1.8 million in the Company's investment portfolio.

On April 29, 2004, the Company issued $13.0 million of senior notes to an institutional investor in a pooled transaction. The Company received a total of $12.6 million in net proceeds, after the deduction of approximately $390,000 of issuance costs associated with the notes. The notes have a floating rate equal to the three-month LIBOR, plus 4.0%, and mature in 30 years. The proceeds will be used to support future premium growth through contributions to the surplus of its insurance company subsidiaries and other general corporate purposes.

Statutory surplus decreased in the quarter to $98.4 million at March 31, 2004 from $99.9 million at December 31, 2003. This decrease is primarily the result of the growth in written premium and the up-front expensing of acquisition costs.

Cash flow provided by operations was $16.2 million for the quarter ended March 31, 2004, compared to $12.8 million in 2003. This increase in positive cash flow primarily reflects growth in written premium and increased earnings.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                          PAGE 4
--------------------------------------------------------------------------------




                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION





                                                           MARCH 31,     DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                        2004           2003
------------------------------------                       --------      ------------
BALANCE SHEET DATA

ASSETS
           Cash and invested assets                        $337,908      $    324,234
           Premium & agents balances                         88,699            77,554
           Reinsurance recoverable                          169,083           165,012
           Deferred policy acquisition costs                 22,340            19,564
           Prepaid reinsurance premiums                      22,556            20,492
           Goodwill                                          28,997            28,997
           Other assets                                      55,395            56,413
                                                           --------      ------------

TOTAL ASSETS                                               $724,978      $    692,266
                                                           ========      ============


LIABILITIES
           Loss and loss adjustment expense reserves       $349,801      $    339,465
           Unearned premium reserves                        124,554           109,677
           Debt                                              17,692            17,506
           Junior subordinated debentures                    10,310            10,310
           Other liabilities                                 62,356            60,195
                                                           --------      ------------
TOTAL LIABILITIES                                           564,713           537,153

STOCKHOLDERS' EQUITY
           Common stockholders' equity                      160,265           155,113
                                                           --------      ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                   $724,978      $    692,266
                                                           ========      ============


BOOK VALUE PER COMMON SHARE                                $   5.52      $       5.34

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES                      $   5.20      $       5.09


EARNINGS RELEASE                                                          PAGE 5
--------------------------------------------------------------------------------


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION



(IN THOUSANDS, EXCEPT                                                                               FOR THE QUARTER
  SHARE & PER SHARE DATA)                                                                           ENDED MARCH 31,
-------------------------                                                                           ---------------

SUMMARY DATA                                                                                2004                  2003
------------                                                                             ------------         ------------
         Gross premiums written                                                          $     81,054         $     68,789
         Net premiums written                                                                  62,951               51,802

REVENUES
         Net premiums earned                                                             $     49,713         $     27,384
         Commissions and fees (net)                                                            11,281               13,356
         Net investment income                                                                  3,597                3,353
         Net capital (losses) gains                                                              (120)                 205
                                                                                         ------------         ------------
                                                                    TOTAL REVENUES             64,471               44,298
EXPENSES
         Net losses & loss adjustment expenses (1)                                             32,509               17,186
         Salaries & employee benefits                                                          12,808               11,932
         Interest on notes payable                                                                315                  237
         Policy acquisition and other underwriting expenses (1)                                 7,562                3,756
         Other administrative expenses                                                          6,628                7,084
                                                                                         ------------         ------------
                                                                    TOTAL EXPENSES             59,822               40,195

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                                                  4,649                4,103
         Federal income tax expense                                                             1,440                1,347
         Equity earnings of affiliates                                                             23                   --
                                                                                         ------------         ------------
NET INCOME                                                                               $      3,232         $      2,756
                                                                                         ============         ============
NET OPERATING INCOME (2)                                                                 $      3,311         $      2,621
                                                                                         ============         ============

DILUTED EARNINGS PER COMMON SHARE
         Net income                                                                      $       0.11         $       0.09
         Net operating income                                                            $       0.11         $       0.09
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                         29,395,208           29,510,681

GAAP RATIOS:
         Loss & LAE ratio                                                                        70.2%                69.0%
         Other underwriting expense ratio                                                        31.8%                36.5%
                                                                                         ------------         ------------
         GAAP combined ratio                                                                    102.0%               105.5%
                                                                                         ============         ============

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 6 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                          PAGE 6
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                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION




                                                                                FOR THE QUARTER
(IN THOUSANDS)                                                                  ENDED MARCH 31,
-------------                                                                   ----------------

                                                                            2004             2003
                                                                          --------         --------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                        $ 49,713         $ 27,384

Consolidated net loss and LAE (1)                                         $ 32,509         $ 17,186
Intercompany claim fees                                                      2,402            1,720
                                                                          --------         --------
Unconsolidated net loss and LAE                                           $ 34,911         $ 18,906
                                                                          ========         ========

         GAAP loss and LAE ratio                                              70.2%            69.0%

Consolidated policy acquisition and other underwriting expenses (1)       $  7,562         $  3,756
Intercompany administrative and other underwriting fees                      8,270            6,235
                                                                          --------         --------
Unconsolidated policy acquisition and other underwriting expenses         $ 15,832         $  9,991
                                                                          ========         ========

         GAAP other underwriting expense ratio                                31.8%            36.5%

GAAP combined ratio                                                          102.0%           105.5%

--------------------------------------------------------------------------------


                                                                            2004             2003
                                                                          --------         --------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
         Management fees                                                  $  4,711         $  5,348
         Claims fees                                                         2,701            4,382
         Loss control fees                                                     545              577
         Reinsurance brokerage                                                 147               55
                                                                          --------         --------
Total managed programs                                                       8,104           10,362
Agency commissions                                                           4,779            4,147
Intersegment revenue                                                        (1,602)          (1,153)
                                                                          --------         --------
Net commissions and fees                                                    11,281           13,356
Intercompany commissions and fees                                           10,672            7,955
                                                                          --------         --------
Gross commissions and fees                                                $ 21,953         $ 21,311
                                                                          ========         ========

--------------------------------------------------------------------------------

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                          PAGE 7
--------------------------------------------------------------------------------


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION



(IN THOUSANDS, EXCEPT
SHARE & PER SHARE DATA)
----------------------
                                                                       2001A           2002A           Q103A            Q203A
                                                                    ------------    ------------    ------------    ------------
SUMMARY DATA

      Gross premiums written                                        $    299,104    $    183,637    $     68,789    $     56,220
      Net premiums written                                               186,083         139,795          51,802          40,177

INCOME STATEMENT

REVENUES
      Net premiums earned                                           $    163,665    $    145,383    $     27,384    $     36,230
      Commissions and fees (net)                                          40,675          37,581          13,356          11,271
      Net Investment income                                               14,228          13,958           3,353           3,577
      Net capital gains (losses)                                             735             666             205             374
      (Loss) gain on sale of subsidiary                                   (1,097)            199              --              --
                                                                    ------------    ------------    ------------    ------------
            TOTAL REVENUES                                               218,206         197,787          44,298          51,452

EXPENSES
      Net losses & loss adjustment expenses                              125,183          98,734          17,186          24,109
      Policy acquisition and other underwriting expenses                  31,662          33,635           3,756           5,993
      Other administrative expenses                                       22,778          23,016           7,084           5,306
      Salaries & employee benefits                                        44,179          37,659          11,932          11,868
      Gain on debt reduction                                                  --            (359)             --              --
      Interest on notes payable                                            4,516           3,021             237             212
                                                                    ------------    ------------    ------------    ------------
            TOTAL EXPENSES                                               228,318         195,706          40,195          47,488

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS                           (10,112)          2,081           4,103           3,964
      Federal income tax (benefit) expense                                (3,602)            431           1,347           1,285
      Equity earnings of affiliates                                           --              --              --              --
                                                                    ------------    ------------    ------------    ------------
NET (LOSS) INCOME                                                   $     (6,510)   $      1,650    $      2,756    $      2,679

      Net realized capital (loss) gain, net of tax                          (239)            571             135             247
                                                                    ------------    ------------    ------------    ------------

OPERATING (LOSS) INCOME                                             $     (6,271)   $      1,079    $      2,621    $      2,432
                                                                    ============    ============    ============    ============

      Weighted average common shares outstanding                       8,512,186      20,543,878      29,510,681      29,261,119
      Shares O/S at end of the period                                  8,512,194      29,591,494      29,363,694      29,022,394

PER SHARE DATA (DILUTED)
      Net (loss) income                                             $      (0.76)   $       0.08    $       0.09    $       0.09
      Net realized capital (loss) gain, net of tax                  $      (0.03)   $       0.03    $         --    $       0.01
      Operating (loss) income                                       $      (0.73)   $       0.05    $       0.09    $       0.08

                                                                    ------------    ------------    ------------    ------------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                       81.1%           72.1%           69.0%           71.1%
GAAP Expense ratio                                                          36.0%           36.5%           36.5%           35.3%
                                                                    ------------    ------------    ------------    ------------
GAAP combined ratio                                                        117.1%          108.6%          105.5%          106.4%
                                                                    ============    ============    ============    ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
                                                                    ------------    ------------    ------------    ------------
Net earned premium                                                  $    163,665    $    145,383    $     27,384    $     36,230

Consolidated net loss and LAE                                       $    125,183    $     98,734    $     17,186    $     24,109
Intercompany claim fees                                                    7,520           6,154           1,720           1,635
                                                                    ------------    ------------    ------------    ------------
Unconsolidated net loss and LAE                                     $    132,703    $    104,888    $     18,906    $     25,744
                                                                    ============    ============    ============    ============

      GAAP net loss and LAE ratio                                           81.1%           72.1%           69.0%           71.1%

Consolidated Policy acquisition and other underwriting expenses     $     31,662    $     33,635    $      3,756    $      5,993
Intercompany administrative and other underwriting fees                   27,309          19,445           6,235           6,784
                                                                    ------------    ------------    ------------    ------------
Unconsolidated policy acquisition and other underwriting expenses   $     58,971    $     53,080    $      9,991    $     12,777
                                                                    ============    ============    ============    ============

      GAAP expense ratio                                                    36.0%           36.5%           36.5%           35.3%

GAAP combined ratio                                                        117.1%          108.6%          105.5%          106.4%
                                                                    ------------    ------------    ------------    ------------

UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                                         $     13,318    $     12,761    $      5,348    $      4,840
            Claims fees                                                    8,594           8,076           4,382           3,755
            Loss control fees                                              2,326           2,590             577             549
            Reinsurance brokerage                                          1,233             309              55             106
                                                                    ------------    ------------    ------------    ------------
      Total managed programs                                              25,471          23,736          10,362           9,250
      Agency commissions                                                  15,706          14,330           4,147           3,675
      Intersegment commissions and fees                                     (502)           (485)         (1,153)         (1,654)
                                                                    ------------    ------------    ------------    ------------
      Net Commissions and fees                                            40,675          37,581          13,356          11,271
      Intercompany commissions and fees                                   34,829          25,599           7,955           8,419
                                                                    ------------    ------------    ------------    ------------
      Gross commissions and fees                                    $     75,504    $     63,180    $     21,311    $     19,690
                                                                    ============    ============    ============    ============




                                                                       Q303A          Q403A            2003A          Q104A
                                                                   ------------    ------------    ------------   ------------
SUMMARY DATA

      Gross premiums written                                       $     65,839    $     62,432    $    253,280   $     81,054
      Net premiums written                                               50,568          47,280         189,827         62,951

INCOME STATEMENT

REVENUES
      Net premiums earned                                          $     40,187    $     47,404    $    151,205   $     49,713
      Commissions and fees (net)                                         10,803           9,861          45,291         11,281
      Net Investment income                                               3,197           3,357          13,484          3,597
      Net capital gains (losses)                                            299             (55)            823           (120)
      (Loss) gain on sale of subsidiary                                      --              --              --             --
                                                                   ------------    ------------    ------------   ------------
            TOTAL REVENUES                                               54,486          60,567         210,803         64,471

EXPENSES
      Net losses & loss adjustment expenses                              26,357          30,820          98,472         32,509
      Policy acquisition and other underwriting expenses                  5,996           7,873          23,618          7,562
      Other administrative expenses                                       5,816           6,251          24,457          6,628
      Salaries & employee benefits                                       12,372          12,066          48,238         12,808
      Gain on debt reduction                                                 --              --              --             --
      Interest on notes payable                                             207             321             977            315
                                                                   ------------    ------------    ------------   ------------
            TOTAL EXPENSES                                               50,748          57,331         195,762         59,822

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS                            3,738           3,236          15,041          4,649
      Federal income tax (benefit) expense                                1,238           1,075           4,945          1,440
      Equity earnings of affiliates                                          --               3               3             23
                                                                   ------------    ------------    ------------   ------------
NET (LOSS) INCOME                                                  $      2,500    $      2,164    $     10,099   $      3,232

      Net realized capital (loss) gain, net of tax                          197             (36)            543            (79)
                                                                   ------------    ------------    ------------   ------------

OPERATING (LOSS) INCOME                                            $      2,303    $      2,200    $      9,556   $      3,311
                                                                   ============    ============    ============   ============

      Weighted average common shares outstanding                     29,169,826      29,301,782      29,268,799     29,395,208
      Shares O/S at end of the period                                29,022,435      29,022,435      29,022,435     29,034,433

PER SHARE DATA (DILUTED)
      Net (loss) income                                            $       0.09    $       0.07    $       0.35   $       0.11
      Net realized capital (loss) gain, net of tax                 $       0.01    $      (0.01)   $       0.02   $         --
      Operating (loss) income                                      $       0.08    $       0.08    $       0.33   $       0.11

                                                                   ------------    ------------    ------------   ------------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                      70.6%           69.5%           70.1%          70.2%
GAAP Expense ratio                                                         32.9%           33.6%           34.3%          31.8%
                                                                   ------------    ------------    ------------   ------------
GAAP combined ratio                                                       103.5%          103.1%          104.4%         102.0%
                                                                   ============    ============    ============   ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
                                                                   ------------    ------------    ------------   ------------
Net earned premium                                                 $     40,187    $     47,404    $    151,205   $     49,713

Consolidated net loss and LAE                                      $     26,357    $     30,820    $     98,472   $     32,509
Intercompany claim fees                                                   2,022           2,137           7,514          2,402
                                                                   ------------    ------------    ------------   ------------
Unconsolidated net loss and LAE                                    $     28,379    $     32,957    $    105,986   $     34,911
                                                                   ============    ============    ============   ============

      GAAP net loss and LAE ratio                                          70.6%           69.5%           70.1%          70.2%

Consolidated Policy acquisition and other underwriting expenses    $      5,996    $      7,873    $     23,618   $      7,562
Intercompany administrative and other underwriting fees                   7,206           8,071          28,296          8,270
                                                                   ------------    ------------    ------------   ------------
Unconsolidated policy acquisition and other underwriting expenses  $     13,202    $     15,944    $     51,914   $     15,832
                                                                   ============    ============    ============   ============

      GAAP expense ratio                                                   32.9%           33.6%           34.3%          31.8%

GAAP combined ratio                                                       103.5%          103.1%          104.4%         102.0%
                                                                   ------------    ------------    ------------   ------------

UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                                        $      4,522    $      4,041    $     18,751   $      4,711
            Claims fees                                                   3,463           3,156          14,756          2,701
            Loss control fees                                               603             574           2,303            545
            Reinsurance brokerage                                            57              90             308            147
                                                                   ------------    ------------    ------------   ------------
      Total managed programs                                              8,645           7,861          36,118          8,104
      Agency commissions                                                  3,527           3,605          14,954          4,779
      Intersegment commissions and fees                                  (1,369)         (1,605)         (5,781)        (1,602)
                                                                   ------------    ------------    ------------   ------------
      Net Commissions and fees                                           10,803           9,861          45,291         11,281
      Intercompany commissions and fees                                   9,228          10,208          35,810         10,672
                                                                   ------------    ------------    ------------   ------------
      Gross commissions and fees                                   $     20,031    $     20,069    $     81,101   $     21,953
                                                                   ============    ============    ============   ============
